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                                                                     Exhibit 4.5

                          FIRST SUPPLEMENTAL INDENTURE


               This First Supplemental Indenture, dated as of August 1, 2003 (this "Supplemental Indenture"), between JLG OmniQuip, Inc., a Delaware corporation (the "New Note Guarantor"), JLG Industries, Inc., a Pennsylvania corporation (together with its successors and assigns, the "Company"), each other Note Guarantor under the Indenture referred to below, and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

               WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of June 17, 2002 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 8 3/8% Senior Subordinated Notes Due 2012 of the Company (the "Notes");

               WHEREAS, pursuant to Section 11.5 of the Indenture, the Company is required to cause each Material Domestic Subsidiary created or acquired by the Company to execute and deliver to the Trustee an Additional Note Guarantee pursuant to which such Material Domestic Subsidiary will unconditionally guarantee, jointly and severally with the other Note Guarantors, the Company's full and prompt payment of the Obligations (as defined in the Indenture) in respect of the Indenture and the Notes; and

               WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the existing Note Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Company, each other Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    Article I

                                   Definitions

               Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.

                                   Article II

                        Agreement to be Bound; Guarantee

               Section 2.1. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The New Note Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a

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Note Guarantor and to perform all of the obligations and agreements of a Note
Guarantor under the Indenture.

               Section 2.2. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article XI of the Indenture, subject to Article XII of the Indenture.

                                   Article III

                                  Miscellaneous

               Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the New Note Guarantor.

               Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, the Indenture or any provision herein or therein contained.

               Section 3.3. Governing Law. This Supplemental Indenture shall be governed by the provisions set forth in Section 13.8 of the Indenture.

               Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

               Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

               Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

               Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        JLG INDUSTRIES, INC.

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Senior Vice President/General
                                        Counsel


                                        JLG OMNIQUIP, INC.,
                                        as the New Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President


                                        JLG EQUIPMENT SERVICES, INC.,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President


                                        JLG MANUFACTURING LLC.,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Senior Vice President/General
                                        Counsel


                                        FULTON INTERNATIONAL, INC.,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President

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                                        GRADALL INDUSTRIES, INC.,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President


                                        THE GRADALL COMPANY,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President


                                        ACCESS FINANCIAL SOLUTIONS, INC.,
                                        as a Note Guarantor

                                        By: /s/ Thomas D. Singer
                                            ------------------------------------
                                        Name: Thomas D. Singer
                                        Title: Vice President


                                        THE BANK OF NEW YORK,
                                        as Trustee

                                        By: /s/ Joseph A. Lloret
                                            ------------------------------------
                                        Name: Joseph A. Lloret
                                        Title: Assistant Treasurer